                                                               EXHIBIT 27(e)(7)

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Minnesota Life                                  POLICY CHANGE APPLICATION PART 1
                                                       NO UNDERWRITIING REQUIRED

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Minnesota Life Insurance Company . Individual Policyowner Services . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS - PERSONAL INFORMATION
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POLICY NUMBER(S)                                                     INSURED'S BIRTHPLACE (State or Country if outside US)

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INSURED'S NAME                                                       INSURED'S SOCIAL SECURITY NUMBER

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OWNER'S NAME                                                         OWNER'S SOCIAL SECURITY/TAX I.D. NUMBER

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OWNER'S ADDRESS (Street, City, State, Zip Code)
                                                                                         [ ] Check if new address and you
                                                                                             want our records to reflect this.
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EFFECTIVE DATE [ ] Current                             AMOUNT SUBMITTED: MAKE CHECKS PAYABLE TO MINNESOTA LIFE    POLICY SENT
OF CHANGE      [ ] Other (indicate month and reason)   $                                     [ ] Receipt given    [ ] Yes  [ ] No
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

LIFE INSURANCE (ALL PRODUCTS)

FACE/PREMIUM ADJUSTMENTS

[ ] Change face amount to $______________

[ ] Change annual premium amount to $_____________
    Premiums payable:  [ ] Annual      [ ] Semi-annual     [ ] Quarterly
                       [ ] Monthly Automatic               [ ] Payroll Deduction
                           Payment Plan #_________             Plan #_______
                       [ ] List Bill Plan #______________

[ ] Change plan of insurance to:__________________________________

[ ] Credit a Non-Repeating Premium of $_____________($500 minimum required)
    [ ] Increase face by Non-Repeating   [ ] Do not increase face by
        Premium amount.                      Non-Repeating Premium amount.
    [ ] All or part of the Non-Repeating premium is the result of surrendering or borrowing the cash value of another policy(ies).

[ ] Start a billable Non-Repeating Premium:   Annual total $____________
                                              ($600.00 Minimum annual total with
                                              a $2,400,00 minimum annual base
                                              premium.)
    Frequency:     [ ] Annual   [ ] Semi-annual   [ ] Quarterly   [ ] APP Monthy

[ ] Partial Surrender of: $___________(Complete Withholding Election on page 2.)
    Please note: Face amount will be reduced.

[ ] Cost of Living alternate exercise.

[ ] Face Amount Increase Agreement/AIO/AIOW exercise.
    [ ] Alternate option______________________(attach proof).

[ ] Eliminate policy loan (if available). (Complete Withholding Election on Page 2.)
    Please note: Face amount will be reduced. Dividend additions and accumulations will be surrendered first.

PRODUCT ADJUSTMENTS (Policy required - if policy is lost, complete Lost Policy Declaration.)

Automatic Premium Loan Provision (APL), is automatically added at rollover or conversion unless indicated here.
[ ] Omit APL

[ ] Convert term insurance at attained age to:
    [ ] Variable     [ ] Adjustable   [ ] Variable Adjustable   [ ] Adjustable
        Adjustable       Life             Life Horizon              Life Horizon
        Life

    Partial conversion:             [ ] Retain balance     [ ] Surrender balance

[ ] Conversion of term agreement:  Name:________________________________________

[ ] Rollover at attained age to:
    [ ] Variable Adjustable Life (loans will be eliminated.) [ ] Adjustable Life
        Please note: Waiver will be a separate premium charge. Loan interest rate will be 8%.

[ ] Combine policies and rollover at attained age to:
    [ ] Variable Adjustable Life (loans will be eliminated)  [ ] Adjustable Life
        Please note: Waiver will be a separate premium charge. Loan interest rate will be 8%. Policies must have same beneficiary and owner. Complete
        F. 17092-2a, Request to Change Beneficiary Name and/or Ownership, if needed.

F.MHC-44097 Rev. 11-2000

BENEFIT AND AGREEMENT ADJUSTMENTS (Select only those available for the particular product.)

[ ] Maintain same total annual premium    [ ] Change total annual premium
                                              accordingly

                                                          Decrease   New
                                            Add   Remove   Amount   Amount
Accidental Death Benefit.................          [ ]      [ ]     $______
Additional Insured Agreement.............          [ ]      [ ]     $______
Additional Term Protection...............          [ ]
Adjustable Survivorship Life Agreement...          [ ]      [ ]     $______   Designated Life________
Automatic Premium Loan...................   [ ]    [ ]
Business Continuation Rider..............          [ ]      [ ]     $______   Designated Life________
Cost of Living Agreement.................          [ ]
Face Amount Increase Agreement...........          [ ]      [ ]     $______
Family Term - Children's Agreement.......          [ ]      [ ]     $______
Family Term - Spouse Agreement...........          [ ]      [ ]     $______
Guaranteed Protection Waiver.............          [ ]
Inflation Agreement......................          [ ]
Policy Enhancement Rider.................          [ ]      [ ]      ______%  (Indicate a whole number
                                                                              between 3 - 10%)
Waiver of Premium Agreement                        [ ]
Other____________________________________          [ ]      [ ]

OTHER ADJUSTMENTS

[ ] Change Death Benefit Option to: [ ] Cash  [ ] Protection (Default is cash if none selected.)
[ ] Change dividend option to:________________

WITHHOLDING FOR TAX PURPOSES - Required Information for all partial surrenders and loan eliminations

Social Security Number or Tax I.D. of owner:____________________________________
   (If a correct number is not provided, the IRS requires us to withhold 10% of any gain, irrespective of the withholding election.)

Withholding election if reissue results in taxable gain (Withholding is automatic if no election is made):
   [ ] Yes, I elect withholding     [ ] No, I do not elect withholding

REPLACEMENT

Has there been, or will there be a lapse, surrender, loan, withdrawal or other change to any existing life insurance or annuity as a result of, or in
anticipation of this application? [ ] Yes   [ ] No

If yes, please indicate which coverage will be replaced in the box below and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING (Complete for face increase and/or replacement requests.)

Do you have any life insurance in force or pending? [ ] Yes   [ ] No (If yes,
indicate below)

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                                                                  Pending?
 Year             Type of   Full Company   Policy    Business/    --------  Will it be
Issued   Amount   Coverage      Name      Number(s)  Personal     Yes  No    Replaced?

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

                                                      F.MHC-44097-2 Rev. 11-2000

DISABILITY AND OVERHEAD EXPENSE INSURANCE
PRE-DI '90 SERIES ADJUSTMENTS

                               Decrease              New     Benefit  Waiting
                                Risk        Remove  Amount   Period   Period
Base.........................    [ ]                $_____   _______  _______
Additional Disability
Monthly Income Agreement.....    [ ]         [ ]    $_____   _______  _______
Additional Disability
Monthly Income Agreement.....    [ ]         [ ]    $_____   _______  _______
Additional Disability
Monthly Income Agreement.....    [ ]         [ ]    $_____   _______  _______
Guaranteed Future
Insurability Agreement.......                [ ]
Supplementary Income
Benefit......................    [ ]         [ ]    $_____
Social Security Agreement....    [ ]         [ ]
Proportionate Benefit
Agreement....................                [ ]
Additional Monthly Income
Option.......................                [ ]
Monthly Income Benefit
Escalator....................    [ ]                [ ]4%    [ ]6%
Monthly Income Benefit
Escalator....................                [ ]    [ ]4%    [ ]6%  [ ]8%   [ ]10%

OVERHEAD EXPENSE POLICIES
ONLY:
Base.........................    [ ]                $_____   _______  _______
Cost of Living Agreement.....                [ ]
Replacement Expense
Agreement....................                [ ]
Transitional Disability
Benefit Agreement............                [ ]

DI '90 SERIES

PLAN OF COVERAGE CHANGES (Policy required - complete Lost Policy Declaration if policy is lost)

[ ] Change DI '90 series policy Plan of Coverage to: (Indicate A or B Below)

    A. [ ] Disability Income                B. [ ] Disability Income
           Insurance Policy                        Insurance Policy Plus
           (all occupation classes)                (Class *P, 1*, *S, 1 only)

BENEFIT AND AGREEMENT ADJUSTMENTS

                                                  New        Benefit    Waiting
                              Decrease  Remove   Amount      Period      Period

Base.........................    [ ]           $_________   _________   ________
Additional Disability
Monthly Income Agreement.....    [ ]     [ ]   $_________   _________   ________
Additional Disability
Monthly Income Agreement.....    [ ]     [ ]   $_________   _________   ________
Additional Disability
Monthly Income Agreement.....    [ ]     [ ]   $_________   _________   ________
Supplementary Income
Benefit......................    [ ]     [ ]   $_________               ________
Social Security Agreement....    [ ]     [ ]   $_________   _________
Inflation Protection
Agreement....................    [ ]     [ ]   [ ] 4% [ ] 6%
Guaranteed Increase
Agreement....................            [ ]
Guaranteed Increase
Agreement Plus...............            [ ]
Future Income Protection
Agreement....................            [ ]

ADJUSTMENTS - ALL SERIES

[ ] Add Discount (Choose one selection from the following:)

    [ ] Association Discount #___________________
    [ ] Employer/Employee # _____________________ (Include F. 37443)
    [ ] Professional Group Discount___________________
                                      Name of Group
[ ] Change contract to level rate
[ ] Change dividend option to:  [ ] Reduce Premiums   [ ] Accumulate   [ ] Cash
[ ] Change premium payment frequency to:
    [ ] Annual  [ ]  Semi-annual   [ ] Quarterly   [ ] Direct Monthly
                                                       (must meet requirements)
    [ ] Automatic Payment Plan #_______ [ ] Payroll Deduction/List Bill # ______

                                                      F.MHC-44097-3 Rev. 11-2000

ALL PRODUCTS

NON-SMOKER STATEMENT

[ ] Add non-smoker designation

I do not currently smoke any cigarettes, nor have I smoked cigarettes for the past 12 months. (If tobacco other than cigarettes is used, list type____________ and frequency__________________.) I understand that a material misrepresentation, including but not limited to statements regarding my smoking, status may result in the cancellation of insurance and nonpayment of any claim.

LOST POLICY DECLARATION

[ ] I am not able to find the policy(ies) listed on page 1. I agree that when the duplicate policy(ies) is issued, the original policy(ies) will be void. I also agree that if the original policy(ies) is found, it will be returned to the Company immediately.

    [ ] Provide duplicate  [ ] Provide certificate  [ ] Rollover/conversion/
        policy                                          exchange - Provide new
                                                        policy

[ ] Payment of fee for duplicate or new policy:

    [ ] Fee is attached  [ ] Take fee from    [ ] See "Additional Information"
                             policy cash value.    for fee payment instructions.

ADDITIONAL INFORMATION



Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

HOME OFFICE ENDORSEMENTS

Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in CA (for Disability only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA,TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.

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DATE SIGNED    CITY    STATE    [ ] CHANGE SERVICE AGENT (print name/code, only
                                    if policy(ies) is being reassigned)
                                    NAME                       CODE
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OWNER(List title if signed on   OWNER'S TELEPHONE NUMBER
behalf of corporation)
X                                   (    )    -
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INSURED                         AGENCY                         CODE
X
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ASSIGNEE (List title if signed  AGENT                          CODE       %
on behalf of corporation)
X                               X
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IRREVOCABLE BENEFICIARY         AGENT                          CODE       %
X                               X
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                                                      F.MHC-44097-4 Rev. 11-2000